Exhibit 99.1

FINISH LINE NAMES GARY D. COHEN CHIEF ADMINISTRATIVE OFFICER

INDIANAPOLIS, JUNE 3, 2009 – The Finish Line, Inc. (Nasdaq: FINL), one of the nation's largest mall-based specialty retailers, today announced that Gary D. Cohen, Executive Vice President, General Counsel and Secretary of the Company, will assume the newly-created role of Chief Administrative Officer, effective immediately.  In his new role, Mr. Cohen will oversee the Company’s Legal, Business Planning and Human Resources functions.

“Gary has been a valued member of the Finish Line team for many years and has exceptional organizational skills and experience,” said Glenn Lyon, Finish Line’s Chief Executive Officer. “In his new position, he will be able to improve the quality of our decision-making processes and capabilities development in key corporate areas, which is essential to driving enhanced value and profitable growth for our shareholders. In addition to his legal role, we will look to Gary to develop human resources procedures, practices, and strategies to allow us to more effectively develop and retain talent and leadership within the company, and promote a culture that is consistent with The Finish Line’s long-standing values and helps us remain competitive in the evolving market environment.”

About Gary D. Cohen
Mr. Cohen has served as Executive Vice President, General Counsel and Secretary of the Company since April 2000. He also served as Senior Vice President, General Counsel and Secretary of the Company from July 1997 to April 2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with Brand Davis Elsea & Morelock.

About The Finish Line
The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line and Man Alive brand names. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL.  The Company operates 684 Finish Line stores in 47 states and online and 76 Man Alive stores in 19 states and online. To learn more about these brands, visit www.finishline.com and www.manalive.com.

Safe Harbor for Forward-Looking Statements
Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: changing consumer preferences; the Company's inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the Company's stores; the loss of key employees; the effect of economic conditions including conditions resulting from the current turmoil in the financial services industry, depressed demand in the housing market and unemployment rates; management of growth, the outcome of litigation, and the other risks detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Investor Relations:

Edward W. Wilhelm, (317) 899-1022 ext. 6914
Executive Vice President - Chief Financial Officer
The Finish Line, Inc., Indianapolis

Media Requests:

Elise Hasbrook, (317) 899-1022 ext. 6827
Corporate Communications Manager
The Finish Line, Inc., Indianapolis